News Release

Contacts:

Integra LifeSciences Holdings Corporation

Investor Relations:

Angela Steinway
(609) 936-2268
angela.steinway@integralife.com

Michael Beaulieu
(609) 750-2827
michael.beaulieu@integralife.com

Integra LifeSciences Announces Approval of Two-for-One Stock Split

Plainsboro, New Jersey / December 22, 2016 – Integra LifeSciences Holdings Corporation (NASDAQ: IART - news) today announced that its stockholders approved a two-for-one stock split and an increase from 60 million to 240 million authorized shares of the Company’s common stock at a special meeting of stockholders held on Wednesday, December 21, 2016.

Holders of record as of the close of markets on December 21, 2016, will be entitled to receive one additional share of common stock for each share held. The shares are expected to be distributed on January 3, 2017. The adjusted stock price is expected to be reflected on the NASDAQ Stock Market on January 4, 2017.

About Integra LifeSciences

Integra LifeSciences, a world leader in medical technology, is dedicated to limiting uncertainty for caregivers, so they can concentrate on providing the best patient care. Integra offers innovative solutions, including leading regenerative technologies, in specialty surgical solutions and orthopedics and tissue technologies. For more information, please visit www.integralife.com.

Statements made at the upcoming conferences may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ from predicted results. Forward-looking factors that may be discussed include, but are not limited to, future financial performance, new product development, governmental approvals, market potential and resulting sales as well as potential therapeutic applications, and additional acquisitions. These risks and uncertainties include market conditions and other factors beyond the Company's control and the economic, competitive, governmental, technological and other factors identified under the heading "Risk Factors" included in item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2015 and information contained in subsequent filings with the Securities and Exchange Commission could affect actual results. These forward-looking statements are made only as the date thereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.